EXHIBIT 10.50

                                LICENSE AGREEMENT

     This Agreement is between Applied Materials, Inc. (hereinafter "LICENSOR"), a Delaware corporation having its principle place of business at 2881 Scott Boulevard, Santa Clara California 95050, and Plasma-Therm, Inc. (hereinafter "LICENSEE"), a Florida corporation having its principle place of business at 10050 16th Street North, St. Petersburg Florida 33716.

     WHEREAS, LICENSOR is the owner of all right, title and interest to certain Licensed Patents as set forth below; and

     WHEREAS, LICENSEE is desirous of obtaining a right to use the Licensed Patents in the manufacture and sale of Licensed Products as set forth below.

     NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.   DEFINITIONS

     1.1. LICENSED PATENTS. The term "Licensed Patents" shall mean U.S. Patent No. 4,715,921; U.S. Patent No. 5,013,385; U.S. Patent No. 5,102,495; U.S. Patent
No. 5,308,431; U.S. Patent No. 5,344,542; Canadian Patent No. 1,331,163;
Canadian Patent No. 1,283,174; and Japanese Patent No. 2,596,422. Licensed Patents shall also include any patent or certificate resulting from a reissue or reexamination of any of the foregoing patents, as well as any patent issuing from an application that relates to or claims priority from any patent application which led to or resulted in any of the foregoing identified issued patents.

     1.2 FIELD OF USE. The term "Field of Use" shall mean the following technical fields: (i) semiconductor photomasks; (ii) compound semiconductors, including gallium arsenide, for

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wireless optoelectronic telecommunications on six inch or smaller substrates;
(iii) thin film heads; and (iv) systems used to fabricate MEMS devices (micro-electro-mechanical systems).

     1.3 LICENSED PRODUCTS. The term "Licensed Products" shall mean any product within the Field of Use which in manufacture, use, sale, offer for sale, lease, importation or other disposition is covered by the claims of the Licensed Patents.

     1.4 LICENSOR. The term "LICENSOR" shall mean Applied Materials, Inc., and all of its legal representatives, predecessors, successors and assigns, and any of its officers, directors, employees, subsidiaries, divisions, partnerships, joint ventures, affiliates, attorneys, and agents.

     1.5 LICENSEE. The term "LICENSEE" shall mean Plasma-Therm, Inc., and all of its legal representatives, officers, directors, employees, attorneys, or agents. The term "LICENSEE" shall include any subsidiaries, divisions, partnerships, joint ventures, or affiliates of LICENSEE to the extent that more than fifty percent of the controlling interest in such entity is owned or controlled, directly or indirectly, by Plasma-Therm, Inc.

     1.6 NET REVENUE. The term "Net Revenue" shall mean the price invoiced by LICENSEE to a third party in a bona fide, arm's length transaction, or if not invoiced, the price actually charged or the amount actually received by LICENSEE in such transaction, less (i) any sales taxes, use taxes, value-added taxes or other identifiable governmental or regulatory surcharge; and (ii) freight and insurance charges to the extent actually incurred by LICENSEE and charged to the third party.

     1.7 EFFECTIVE DATE. The term "Effective Date" shall mean the date this Agreement is signed by both parties.

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2.   LICENSE

     2.1 GRANT. Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts, a non-exclusive license to make, use, sell, offer to sell, or import Licensed Products.

     2.2 TRANSFER. LICENSEE may not assign or delegate or transfer its rights or obligations under this Agreement either in whole or in part, without the prior written consent of LICENSOR.

3.   TERM AND TERMINATION

     3.1 TERM. This Agreement shall expire concurrently with the last to expire of any enforceable Licensed Patents, unless sooner terminated as provided herein.

     3.2 TERMINATION. Upon breach of any term of this Agreement, the non-breaching party shall provide written notice of the breach to the breaching party. If the breaching party fails to cure the breach within thirty days after receiving written notice thereof, the non-breaching party may terminate the agreement by giving written notice thereof to the breaching party.

     3.3 TERMINATION BY LICENSOR. LICENSOR shall have the right to terminate this Agreement by giving written notice to LICENSEE in the event: (i) a third party acquires in a single transaction or a series of transactions a controlling interest in the outstanding stock entitled to vote for the election of directors of the LICENSEE; (ii) LICENSEE consolidates or merges with or into another corporation or other entity, regardless of name of the surviving entity; (iii) LICENSEE ceases actively doing business in the Field of Use; or (iv) LICENSEE sells or otherwise transfers substantially all of its business assets related to Licensed Products.

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4.   PAYMENT

     4.1 INITIAL PAYMENT. LICENSEE shall pay to LICENSOR within five working days following the Effective Date of this Agreement the sum of $XXXXX as a non-refundable license fee for use, if any, of the Licensed Patents by LICENSEE prior to the Effective Date.

     4.2 ROYALTIES. LICENSEE shall pay to LICENSOR on an annual basis a royalty of XXXXX, based on the initial sale of the system as it is shipped, regardless of whether it has one or more processing modules. No royalty is due on the sale of separate modules apart from the system. The minimum annual royalty shall be $XXXXX; however, in any year in which annual royalties fall below $XXXXX, royalties in excess of $XXXXX from the previous year (if any) may be carried forward to meet the minimum annual royalty. Further, if LICENSEE exceeds payments of $XXXXX in annual royalties for XXXXX consecutive years, the annual minimum shall be abolished.

     4.3 REPORTS AND PAYMENTS. LICENSEE shall provide to LICENSOR within thirty days following the close of each calendar quarter a report summarizing all sales of Licensed Products together with any royalty payment due thereon. In particular, such report shall include at least the following: (i) the total Net Revenue for the quarterly reporting period, including an itemized listing of the Net Revenue in the currency in which it was billed, the exchange rates used and the final United States Dollar value; and (ii) such additional information as LICENSOR may reasonably prescribe from time to time to enable LICENSOR to ascertain the computation of royalties. LICENSOR shall consider this information to be confidential, and shall not disclose it to third parties.

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     4.3 ACCOUNTING FOR PAST SALES. LICENSEE shall provide to LICENSOR within two months following LICENSEE's signature of this Agreement a full disclosure and accounting for sales of Licensed Products prior to the Effective Date, including both the Clusterlock and Versalock systems.

     4.4 AUDIT. LICENSEE shall maintain in accord with generally accepted accounting principles account records sufficient to verify royalties payable by LICENSEE to LICENSOR under this Agreement. Upon reasonable notice by LICENSOR and no more than twice per year, LICENSEE shall make such records available for examination and audit by an independent auditor selected and paid for by LICENSOR. LICENSEE shall keep and maintain such records for the purpose of access for at least five years after the termination of this Agreement.

5.   MOST FAVORED LICENSEE

     It is the intention of the parties that LICENSEE receive most favored LICENSEE status and treatment under this Agreement. In the event that LICENSOR grants a non-exclusive license under the Patent Rights in any Field of Use to any other Person making or selling any product(s) that directly compete with Licensed Products, and such license contains rates of royalties applicable to the sale of such products(s) in any country or countries which (calculated on an equivalent basis with respect to the Patent Rights) are lower than those provided in this Agreement, LICENSOR shall (a) promptly notify LICENSEE in writing of such license, and (b) extend to LICENSEE such lower rates of royalty applicable to sales of the Products by LICENSEE and its Affiliates in such Field of Use and in the same country or countries, effective as of the date or dates on which such rates of royalty shall become effective pursuant to such license; provided, that the extension of such lower rates of royalty to LICENSEE shall only

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become effective hereunder if LICENSEE shall, within 60 days of receipt of the notice described in clause (a) above, give written notice to LICENSOR that LICENSEE (i) desires to have such lower rates of royalties substituted for the rates of royalty set forth herein with respect to such country or countries and
(ii) accepts all terms of such license which are more favorable to LICENSEE than corresponding terms of this Agreement and which are disclosed to LICENSEE in the notice described in clause (a) above, including, without limitation, any financial terms (but without any obligation on the part of LICENSOR to perform any obligations relating thereto). LICENSOR shall not have any obligation under this Section for any activities relating to the grant of a license under any of the Patent Rights to any university, governmental authority or for any other non-commercial purpose, or to comply with any law, rule, regulation, order or decree of any governmental authority of competent jurisdiction, whether as a result of compulsory licensing or otherwise.

6.   REPRESENTATIONS AND WARRANTIES

     6.1 AUTHORITY TO ACT. LICENSOR and LICENSEE, and each of them, represent and warrant solely for the benefit of the other that it has the corporate power and authority to execute, deliver and perform this Agreement.

     6.2 OWNERSHIP OF INTELLECTUAL PROPERTY. LICENSOR represents and warrants that it has all right, title and interest to the Licensed Patents. LICENSEE acknowledges and agrees that the Licensed Patents are the sole property of LICENSOR and that title and ownership shall remain vested in LICENSOR. LICENSEE agrees to not do or permit to be done any action or thing which may impair LICENSOR's ownership rights in and to the Licensed Patents. Nothing in this Agreement shall be construed as a transfer of title or ownership in the Licensed Patents.

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     6.3 COOPERATION. LICENSEE shall promptly notify LICENSOR regarding any infringement by a third party of any of the Licensed Patents. Upon LICENSOR's request, and at LICENSOR'S expense, LICENSEE shall reasonably assist and cooperate with LICENSOR in the prosecution of any action against a third party infringer.

     6.4 COVENANT NOT TO SUE. LICENSOR shall not bring or maintain a civil action or enforcement proceeding against any customer of LICENSEE for infringement of any of the Licensed Patents to the extent that such customer purchased product from LICENSEE that falls within the specified Field of Use.

     6.5 PATENT MARKING. LICENSEE shall include and affix to all Licensed Products any and all legends and notices for patents and applications therefor consistent with the requirements of 35 United States Code ss. 287 or the equivalent thereof in any foreign jurisdiction.

     6.6 WARRANTY OF ENFORCEMENT. Enforcement of the Patents against any direct competitor of LICENSEE will be in the sole discretion of LICENSOR. However, in the event that LICENSOR learns of a likelihood of direct infringement of the Patents by a direct competitor of LICENSEE in an amount exceeding $5,000,000 in gross annual sales ("the minimum infringement"), LICENSOR will take steps to either assure LICENSEE that the competitor is licensed on substantially equal terms as LICENSEE, or bring suit to enjoin further infringement. Failure to provide assurances or bring suit within the first 90 days of learning of the direct infringement will suspend LICENSEE's obligation to pay royalties on its own competing licensed products. If no action is taken within the second 90 days, then LICENSEE will be relieved of any obligation to pay future royalties and royalties for the second 90 day period, and the license becomes a royalty-free license for those products, unless LICENSOR subsequently obtains a license or brings suit, at which time LICENSEE'S royalty obligations

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under this Agreement are revived. If during the second 90 days; (1) LICENSOR has brought suit to enjoin infringement; or (2) has licensed an infringer, in which the infringer is obligated to pay liquidated damages for past infringement, then LICENSEE will pay all royalties which were suspended during the second 90 days. Moreover, LICENSOR shall only be obligated to deal with one infringer at a time. Therefore, failure to provide assurances or bring suit to enjoin infringement with regard to additional infringing direct competitors during the time LICENSOR is bringing suit against the one infringer or within the first and second 90 days of notice with respect to the one infringer will not suspend or relieve LICENSEE's royalty obligation, based on LICENSOR's failure to provide assurances or bring suit to enjoin infringement with regard to the additional infringing direct competitors.

     6.7 DISCLAIMER. LICENSOR EXPRESSLY DISCLAIMS ANY OTHER WARRANTY OR REPRESENTATION REGARDING THE LICENSED PATENTS OR THE LICENSED PRODUCTS. Nothing in this Agreement shall be construed as: (i) an obligation to furnish any technical assistance, information or know-how; (ii) a warranty or representation by LICENSOR as to the validity, enforceability or scope of any Licensed Patent;
(iii) a warranty or representation that any manufacture, sale, offer to sell, lease, use, import or other disposition of Licensed Products hereunder will be free from infringement of any patents, utility models, copyrights, mask works, trade secrets, trademarks, trade names, or other proprietary rights of third parties; and (iv) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name, service mark of LICENSOR, or any confusingly similar designation.

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7.   GENERAL PROVISIONS

     7.1 APPLICABLE LAW. This Agreement shall be construed in accordance with California law.

     7.2 VENUE AND JURISDICTION. Any action or proceeding arising out of this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located in Santa Clara, California. The parties specifically consent to personal jurisdiction if such courts and each party irrevocably waives its rights to contest venue in such courts.

     7.3 SEVERABILITY. If any provision of this agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall be continued in full force and effect.

     7.4 ENTIRE AGREEMENT - AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representatives of both parties.

     7.5 CONFIDENTIALITY. The parties shall maintain the terms and conditions of this Agreement as confidential.

     7.6 NOTICES. All notices and other correspondence regarding this Agreement shall be delivered as follows:

         FOR LICENSEE:                          FOR LICENSOR:

         Plasma-Therm, Inc.                     Applied Materials, Inc.
         10050 16th Street North                2881 Scott Boulevard
         St. Petersburg Florida  33716          Santa Clara California  95050
         ATTN:                                  ATTN:  Michael L. Sherrard, Esq.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

     LICENSEE                                LICENSOR
     Plasma-Therm, Inc.                      Applied Materials, Inc.

     Date:___________________________        Date:___________________________

     By:_____________________________        By:_____________________________

     Print Name:_____________________        Print Name:_____________________

     Title:__________________________        Title:__________________________

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